EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 22, 2009 relating to the 2008 financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2008 Annual Report on Form 11-K.
     /s/ Lattimore Black Morgan and Cain, PC
Brentwood, Tennessee
June 22, 2009